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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated March 18, 1998 which appears in Associated Estates Realty Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, our report dated May 8, 1997 relating to the statement of revenue and certain expenses of Saw Mill Village Apartments, which appears in the Current Report on Form 8-K/A-1 of Associated Estates Realty Corporation dated February 6, 1997, our reports dated July 3, 1997 and September 19, 1997 relating to the statements of revenue and certain expenses of Clinton Place Apartments and Spring Valley Apartments, respectively, which appear in the Current Report on Form 8-K of Associated Estates Realty Corporation dated August 25, 1997, and our report dated January 29, 1998 relating to the statement of revenue and certain expenses of Country Club Apartments which appears in the Current Report on Form 8-K of Associated Estates Realty Corporation dated February 19, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICEWATERHOUSECOOPERS LLP
Cleveland, Ohio
September 9, 1998